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                                                                    Exhibit 10.3

                             TERMINATION AGREEMENT

            This Termination Agreement (the "Agreement") is entered into as of April 5, 1997 (the "Effective Date"), by and between CELERITY SYSTEMS, INC., A Tennessee corporation with a principal place of business in Knoxville, Tennessee (the "Company"), and MAHMOUD YOUSSEFI, an individual who resides in Maryville, Tennessee ("Youssefi").

                                  WITNESSETH

            WHEREAS, during the period prior to the Effective Date, Youssefi has been employed as President of the Company and was previously employed as the Company's Chief Executive Officer, pursuant to the terms of an Employment, Non-Solicitation, Confidentiality and Non-Competition Agreement dated May 1, 1995 (the "Prior Agreement"); and

            WHEREAS, during the period prior to the Effective Date, Youssefi has been an officer and director of the Company; and

            WHEREAS, the parties desire Youssefi to cease being employed by the Company and desire that Youssefi cease being an employee, officer and director of the Company; and

            WHEREAS, the parties desire to terminate the Prior Agreement; and

            WHEREAS, the parties desire the terms of this Agreement to govern the continuing relations and obligations between the Company and Youssefi and desire this Agreement to supersede all other prior agreements between the parties, including but not limited to the Prior Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Company and Youssefi hereby agree as follows:

      1.    TERMINATION OF PRIOR AGREEMENT

            The Prior Agreement, dated May 1, 1995, is hereby terminated, cancelled, rescinded and of no further force or effect.

      2.    PAYMENTS BY COMPANY TO YOUSSEFI

            2.1 Subject to the provisions contained in Section 2.2., the Company agrees that it will make the following payments to Youssefi:

                  a) The Company will pay Four Thousand Dollars ($4,000.00) to Youssefi on the Effective Date;

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                  b)    Beginning on the first business day of May, 1997, and on
                        or before the first business day of each succeeding month to and including April, 1998, the Company will make monthly payments to Youssefi in the amount of Eleven Thousand Four Hundred Fifty-Eight Dollars and Thirty-Three cents ($11,458,33);

                  c) On or before the first business day of May, 1998, the Company will pay Seven Thousand Four Hundred Fifty-Eight Dollars and Thirty- Three cents ($7,458.33) to Youssefi;

                  d) On or before the first business day of June, 1998, and on or before the first business day of May, 2000, the Company will make monthly payments to Youssefi in the amount of Eleven Thousand Four Hundred Fifty-Eight Dollars and Thirty-Three cents ($11,458.33).

The amounts set forth above shall be reduced by the amount of income from all non-passive activities received by Youssefi during the term of this Agreement.

            2.2 The obligation of the Company to make those payments described in Section 2.1. above shall terminate and cease upon the occurrence of the earliest of the following:

                  a)    the first business day of May, 2000;

                  b) the date on which the Company has a registration statement for an initial public offering of its common stock declared effective;

                  c) the date on which a person or entity not a party to this AGREEMENT makes a bona fide offer to purchase all of Youssefi's shares of stock in the Company for the fair market value of such shares (which in no event shall be less than $2.00 per share), which fair market shall be determined by Coopers & Lybrand by reference to the procedures used in calculating fair market value for purposes of grants of options of the Company's common stock pursuant to the Company's Stock Option Plan or other plan;

                  d) the date on which the Company makes an offer to purchase all of Youssefi's shares of stock in the Company for the fair market value of such shares (which in no event shall be less than $2.00 per share), which fair market shall be determined by Coopers & Lybrand by reference to the procedures used in calculating fair market value for purposes of grants of options of the Company's common stock pursuant to the Company's Stock Option Plan or other plan;


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                  e)    the date on which Youssefi breaches any term or
                        provision of this Agreement and the Company notifies Youssefi of such breach; or

Notwithstanding anything in this Agreement to the contrary, the termination and cessation of the Company's obligation to make those payments described in
Section 2.1. above shall NOT terminate or otherwise affect the rights and obligations of the parties set forth in the other provisions of this Agreement.

            2.3 The obligations of the Company to make those payments described in Section 2.1 shall be reduced as described in Section 2.1 and shall be further reduced or modified as follows:

                  a) If the Company has received no payments from En K Telecom Co., Ltd. ("En K") pursuant to the Server License Agreement dated February 21, 1997 (the "Server License"), between the Effective Date and May 5, 1997, the Company's payment obligations under Section 2.1. shall cease and terminate on December 31, 1997; provided that all other terms of this Agreement shall remain in full force and effect.

                  b) If the Company has received less than $1,000,000 from En K pursuant to the Server License between the Effective Date and May 5, 1997, then the Company's payment obligations under Section 2.1 shall be reduced to an amount determined by multiplying the amount of each such payment by a fraction, the numerator of which shall be the amount actually received by the Company from En K pursuant to the Server License between the Effective Date and May 5, 1997, and the denominator of which shall be $2,000,000; provided that all other terms of this Agreement shall remain in full force and effect.

                  c) If the Company has received between $1,000,000 and $1,999,999 from En K pursuant to the Server License between the Effective Date and May 5, 1997, then each payment to be made by the Company from and after May 5, 1997 shall be reduced by 50%, provided that all other terms of this Agreement shall remain in full force and effect.

                  d) If the Company has received at least $2,000,000 from En K pursuant to the Server License between the Effective Date and May 5, 1997, then the Company's payment obligations pursuant to Section 2.1 and all other terms of this Agreement shall remain in full force and effect.

      3.    WAIVER OF CLAIMS AND RIGHTS; SET OFF

            Youssefi acknowledges that, as of the Effective Date, there are no moneys owed to him by the Company. Except for those payments described in
Section 2 above, Youssefi waives any


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right or claim he may have to any payments of money, including without limitation salary, reimbursements or other payments, from the Company. Except as otherwise required by federal or state law, including the provisions of COBRA, Youssefi also waives any right or claim he may have to any employee benefits or other benefits from the Company, including without limitation health coverage, dental coverage, life insurance and disability insurance. Further, by signing below, Youssefi hereby releases the Company of and from any and all claims he may have against the Company, including but not limited to, any claims relating to the Prior Agreement. Further, the parties agree that in the event that the Company is obligated to satisfy liabilities of any kind related to Youssefi's conduct and/or actions as an employee, officer and/or director of the Company (provided the Company is not actually aware of such conduct on the date of this Agreement or as a result of written disclosures to it by Youssefi), or if the Company is obligated to satisfy liabilities incurred by Youssefi which were not disclosed by Youssefi to the Company on or before the Effective Date, the Company shall have the right to set off the amount of such liabilities against any amounts owed to Youssefi under Section 2.

      4.    RESIGNATION

      Youssefi agrees that on or before the Effective Date he will execute and deliver to the Company a letter of resignation whereby he resigns from his position as a director, officer and employee of the Company, and if applicable, from any similar positions held by him for any of the Company's affiliates.

      5.    AGREEMENT TO PROVIDE INFORMATION AND EXECUTE DOCUMENTS

            5.1 In the event that the Company pursues an Initial Public Offering, Youssefi agrees that, upon the request of the Company, he will cooperate with the Company's efforts to bring such Initial Public Offering to fruition, and further, Youssefi agrees that he will execute any and all documents reasonably requested by the Company which concern, in any way, his activities as a director, officer and/or employee of the Company and any and all documents which are customarily required of a corporate insider. Furthermore, Youssefi agrees that, upon the request of the Company, he will provide any and all reasonable, necessary and customary information concerning, in any way, his activities as a director, officer and/or employee of the Company.

            5.2 Youssefi agrees that, upon the request of the Company, he will execute any and all documents reasonably requested by the Company which relate to any way to his activities as a director, officer and/or employee of the Company.

      6. NO SOLICITATION; CONFIDENTIALITY; NON-COMPETITION; NON-RAID; NON-DISPARAGEMENT; NO CONTACT

            6.1 During the three (3) year period of time beginning on the Effective Date and ending on that date which is three (3) years from the Effective Date (hereinafter, the "Three Year Period"), neither Youssefi nor any Controlled Person (as defined below) will, without the prior


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written consent of the Chief Executive Officer of the Company, directly or indirectly contact, solicit for employment, employ in any capacity or make an unsolicited recommendation to any other person that it employ or solicit for employment any person who is or was, at any time during the 12-month period prior to the Effective Date, or during the Three Year Period, an officer, or employee of the Company or any affiliate of the Company (any such officer, or employee being referred to hereafter as a "Company Professional"). As used in this Agreement, the term "Controlled Person" shall mean any company, partnership, firm or other entity as to which Youssefi possesses, directly or indirectly, the power to direct or cause, or actually causes the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Youssefi may continue to maintain existing personal and social contacts with former or current employees of the Company provided that the current or future business of the Company, its customers and affiliates are not the subject of any discussions with such employees. Youssefi also agrees he will not enter or attempt to enter the offices of the Company or its affiliates without the prior consent of the Chief Executive Officer.

            6.2 Youssefi acknowledges that, through his status as President and Chief Executive Officer of the Company and as a director of the Company, he has possession of important and confidential information and knowledge as to the business of the Company and its affiliates, including but not limited to, knowledge of marketing and operating strategies, licensing and other agreements, financial results and projections, future plans, the provisions of other important contracts entered into by the Company and its affiliates, possible acquisitions and similar information. Youssefi agrees that all of such knowledge and information constitute a vital part of the business of the Company and its affiliates and are by their nature trade secrets and confidential information proprietary to the Company and its affiliates (collectively, "Confidential Information"). Youssefi agrees that he shall not at any time following the date of this Agreement, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership, corporation or other entity, any knowledge or information with respect to Confidential Information directly or indirectly useful in any aspect of the business of the Company or its affiliates. As used in the preceding sentence, "Confidential Information" shall not include any knowledge or information that: (a) is or becomes available to others, other than as a result of breach by Youssefi of this Section 6.2; or (b) becomes available generally to a recipient on a nonconfidential basis from a third party (other than the Company, any present or former customer of the Company, any affiliate or any of its or their representatives or Youssefi) who is not bound by any confidentiality obligation to the Company or any affiliate of the Company.

            6.3 During the Three Year Period, neither Youssefi nor any Controlled Person will render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation, partnership or similar entity engaged in the design, development, manufacture or marketing of CD-WorkWare and VCD software, hardware or consulting services, interactive video servers, set top boxes or related products and technology or similar activities competitive with any activities in which the Company or any of its affiliates is engaged at the Effective Date or at any time during the Three Year Period (such activities being herein called the "Company Business"). During the Three Year Period, Youssefi shall not, without the prior written consent of


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the Company, hold an equity interest in any firm, partnership, corporation or similar entity which competes with the Company Business, except that beneficial ownership by Youssefi (including ownership by one or more members of his immediate family and any entity under his direct or indirect control) of less than 2% of the outstanding shares of capital stock of any corporation which may be engaged in any of the same lines of business as the Company Business, if such stock is listed on a national securities exchange or publicly traded in the over-the-counter market, shall not constitute a breach of the covenants contained in this Section 6.3.

            6.4 During the Three Year Period and except as otherwise approved by the Company's Chief Executive Officer, neither Youssefi nor any Controlled Person will solicit or have any contact, whether directly or indirectly, with any of the Company's current or former employees, or with any of its affiliates, customers or suppliers. Furthermore, during the Three Year Period, neither Youssefi nor any Controlled Person will solicit or have any contact, whether directly or indirectly, with any potential customers of the Company or of any of its affiliates, if such potential customers are or were identified through leads developed during the period of Youssefi's employment with the Company, nor will Youssefi nor any Controlled Person divert or attempt to divert any existing business of the Company or of any of its affiliates.

            6.5 During the Three Year Period, neither Youssefi nor any Controlled Person will publish or communicate, or cause to be published or communicated, any statement which disparages, in any way and to any degree, the Company, its affiliates, the products or services of the Company or of its affiliates, or any employee, director or officer of the Company or of its affiliates.

            6.6 The provision contained in this Section 6 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that, if any provisions contained in this Section 6 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted. The provisions of this Section 6 shall survive any termination of this Agreement.

            6.7 Youssefi agrees that the provisions of this Section 6 are reasonable and necessary for the protection of the Company and that they may not be adequately enforced by an action for damages and that, in the event of a breach thereof by Youssefi or any Controlled Person, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation, without the necessity of the posting of any bond by the Company and without waiver of any right to terminate payments, to seek damages or pursue any other remedy provided for herein or otherwise available under applicable law.

      7.    AMENDMENTS

      This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.


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      8.    ASSIGNMENT

      The duties and obligations, as well as the rights and benefits, of the Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, and personal representatives of the parties hereto.

      9.    WAIVER

      Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

      10.   SEVERABILITY

      In the event that any one or more provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      11.   ENTIRE AGREEMENT

      This Agreement contains the entire understandings of the parties. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between the parties, whether oral or written, including but not limited to, the Prior Agreement.

      12.   NOTICES

      All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to Youssefi:      Mahmoud Youssefi
                                 1611 LeConte Drive
                                 Maryville, TN  37801

            With a copy to:      London, Amburn & Thomforde, P.C.
                                 1815 Clinch Avenue
                                 Knoxville, Tennessee 37915
                                 Attn: Fredrich H. Thomforde, Jr.

            If to the Company:   Celerity Systems, Inc.
                                 9051 Executive Park Drive



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                              Suite 400
                              Knoxville, TN  37923
                              Attn:  Kenneth D. Van Meter,
                              Chief Executive Officer

            With a copy to:   Harter, Secrest & Emery
                              700 Midtown Tower
                              Rochester, New York  14604
                              Attn:  Stuart B. Meisenzahl, Esq.

Or to such other address or such other person as Youssefi or the Company shall designate in writing in accordance with this Section 12, except this notices regarding changes in notices shall be effective only upon receipt.

      13.   HEADING

            Headings to Sections in this Agreement are for the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

      14.   GOVERNING LAW

      This Agreement shall be governed by the laws of the State of Tennessee without reference to the principles of conflict of laws. Each of the parties hereto consents to the jurisdiction of the federal and state courts of the State of Tennessee in connection with any claim or controversy arising out of or connected with this Agreement. Service of process in any such proceedings may be made upon each of the parties hereto at the address of such party as determined in accordance with Section 12 of this Agreement, subject to the applicable rules of the court in which such action is brought.


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            IN WITNESS WHEREOF, the Company and Youssefi have caused this
Agreement to be executed as of the date first above written.

/s/ Doyal H. Hodge                              /s/ Mahmoud Youssefi
---------------------------                     --------------------------------
Witness                                         Mahmoud Youssefi

                                                CELERITY SYSTEMS, INC.


/s/ Donald Peruski                              By: /s/ Kenneth D. Van Meter
---------------------------                        -----------------------------
Witness                                         Print Name: Kenneth D. Van Meter
                                                Its:  Chief Executive Officer


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                          Agreement about Incidentals

The following has been agreed to as part of the termination agreement between Mahmoud Youssefi and Celerity Systems, Inc.

Celerity Systems will pay up to 6 hours of Mr. Youssefi's Legal bill incurred during these negotiations. To be paid promptly upon receipt.

Mr. Youssefi will be able to keep the Lap Top that he is presently using.

The following furniture will be given to Mr. Youssefi:

            1)    Wood credenza in his office,
            2)    The red leather couch,
            3)    6 black cloth straight back chairs.

I Agree: /s/ Ken Van Meter                    I Agree: /s/ Mahmoud Youssefi
         ---------------------------                   ----------------------
         Ken Van Meter                                  Mahmoud Youssefi
         CEO
         Celerity Systems, Inc.


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